Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(215,636)
Unrealized Gain (Loss) on Market Value of Futures	(417,364)
Dividend Income	5,821
Interest Income	7,566
Total Income (Loss)	$(619,613)

Expenses
General Partner Management Fees	$5,466
Professional Fees	7,237
Brokerage Commissions	1,459
Non-interested Directors' Fees and Expenses	85
Prepaid Insurance Expense	30
NYMEX License Fee	137
Total Expenses	14,414
Expense Waiver	(7,592)
Net Expenses	$6,822
Net Income (Loss)	$(626,435)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$10,961,491
Net Income (Loss)	(626,435)

Net Asset Value End of Month	$10,335,056
Net Asset Value Per Share (200,000 Shares)	$51.68

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612